EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 333-132613 to Form S-1 on Form S-3 of our reports dated April 2, 2007 relating to the consolidated financial statements of EpiCept Corporation and subsidiaries (the Company) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company’s change in the method of accounting for stock-based compensation effective January 1, 2006 as discussed in Note 2 to the consolidated financial statements and to the Company’s ability to continue as a going concern as discussed in Note 1 to the consolidated financial statements), and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of EpiCept Corporation for the year ended December 31, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Parsippany, New Jersey
June 28, 2007